                                                                    Exhibit 10.9

                                           Translation from Russian into English


                           CONTRACT OF SALE No. X-075


Moldova, Chisinau                                               January 10, 2002

PCF "Asconi" Ltd. (Moldova), in the person of Director K. Jitaru acting on the Statute basis, hereinafter referred to as the Seller and IE "Hordex" (Byelorussia), in the person of Director Gribko Y.N. acting on the Statute basis, hereinafter referred to as the Buyer, hereby agree as follows:


1.      SUBJECT OF THE CONTRACT
1.1. The Seller undertakes to pass the goods to the ownership of the Buyer and the Buyer undertakes to accept and pay for wine, hereinafter referred to as the goods according to specifications that make up an integral part of the present Contract.
1.2. The Seller grants the Buyer an exclusive right to sell on the territory of the Republic of Byelorussia any goods produced by the Seller.
1.3. The Seller has an exclusive right to deliver to the Buyer bottled wine produced on the territory of Moldova Republic both by the Seller and other producers.
1.4. The aim of the Contract is wholesale and retail trade of the goods on the territory of Byelorussia Republic.


2.      QUANTITY
2.1. Quantity of each title of the goods and the total volume of the delivered goods shall be stipulated in specifications that make up an integral part of the present Contract.
2.2. The parties shall adjust the quantity of every shipped lot of the goods by issuing a separate specification.
2.3. The Seller shall bear all expenses regarding natural shortage common for the given goods until the goods delivered to the Buyer.


3.      ASSORTMENT
3.1. Assortment of the delivered goods under the present Contract shall be defined in specifications that make up an integral part of the present Contract.


4.      QUALITY
4.1. Quality of the delivered goods shall meet the requirements of GOST and comply with the quality requirements of the Buyer's country.
4.2. Quality of the goods shall be confirmed by Quality Certificate issued by the producer and other certificates confirming compliance of the goods quality with the requirements current in the Buyer's country.

                                           Translation from Russian into English


4.3. Guaranteed period for the goods quality shall be defined according to GOST requirements for this kind of the goods provided adequate temperature conditions during transportation, storage and sale of the goods.
4.4. The period of replacement of the substandard goods or defects elimination consists 20 days of the date of the Buyer's notification.


5.      TERMS OF DELIVERY
5.1. The goods shall be delivered to the Buyer according to his orders and required quantities.
5.2.    Delivery shall be performed on CPT terms, Minsk, according to INCOTERMS
90.
5.3.    The Seller shall execute all formalities regarding the goods export.
5.4. The Seller shall forward to the Buyer with every transport facility the following documents:
-       Waybills CMR;
-       Invoice;
- Certificates of the Goods Compliance with the GOST required on the Buyer's territory;
-       Certificate of the Goods Origin, CT-1.
5.5. The parties shall adjust the list of the covering documentation prior to delivery.


6.      PRICE AND TOTAL VALUE OF THE CONTRACT
6.1. Price per item shall be quoted in US dollars and stated in specification that makes up an integral part of the present Contract.
6.2.    Price for the goods shall include cost of package.
6.3. The total value of the Contract on the date of signing makes up 400 000 (four hundred thousand) US dollars. The Parties reserve the right to change the value of the Contract by mutual consent.


7.      TERMS OF PAYMENT AND CURRENCY OF THE CONTRACT
7.1. Payment shall be performed by money transferring on the Buyer's account during 45 (forty five) bank days of the date of shipment.
7.2.    Currency of the Contract: US dollar.
7.3.    Payment shall be performed by bank transfer.


8.      DELIVERY AND OWNERSHIP
8.1.    Ownership for the goods shall pass at the moment of shipment.
8.2. The date of delivery shall be the date of the goods arrival at the place of destination.


9.      SHIPPER AND CONSIGNEE
9.1. Shipper under the present Contract is PCF "Asconi" (Chisinau City, Republic of Moldova).

                                           Translation from Russian into English

9.2. Consignee under the present Contract is IE "Hordex" (Minsk City, Republic of Byelorussia).


10.     PLACE OF DELIVERY
10.1. Place of delivery under the present Contract is Republic of Byelorussia, Minsk City, 34 Platonova str.


11.     PACKAGE
11.1. Package of the goods shall be performed by the Seller in a way preventing damage and /or destroy of the goods during the period of delivery to the Buyer.


12.     SHIPMENT AND TRANSPORTATION
12.1. Terms of shipment shall be defined by both Parties for each lot of the goods but it can not be longer than 7 days of the date of receiving advanced payment by the Seller.
12.2. The goods shall be shipped in automobile facilities according to the volume of each lot of the goods.
12.3. The Seller shall bear all expenses on the goods shipment in automobile facilities.


13.     ACCEPTANCE OF THE GOODS
13.1.   Acceptance of the goods shall be carried out by the Consignee:
Quantity: at the place of shipment;
Quality: compliance the data shown in Quality Certificate of the producer with the data of lab test performed by an authorized expert in Certification a Standardization of Republic of Byelorussia.
13.2.   If the Consignee under the goods acceptance finds:
Defects in quality of the goods - the Shipper shall confirm the discrepancy in quality by means of receiving (issuing) relevant certificates issued by competent authorities of the Buyer's country.
13.3. In case of defects detected in the delivered lot, the Buyer shall make the Seller a reclamation and demand removal of the defects (delivery of the goods shortage, replacement of the inadequate goods, return of the substandard goods or reduction in the value of the goods according to the actual specifications of the delivered goods).
13.4. If the Parties fail to settle the question regarding the goods under the reclamation, the Buyer can return the goods in question to the Seller provided the Seller returns the Buyer advanced payment as well as compensate its expenses on acceptance, unloading, storage and transportation of the goods under the reclamation and payments according art. 14 and 15 of the present Contract.


14.     CLAIMS
14.1. In case of latent defects as well as substandard quality of the delivered goods, the Buyer has the right during the guaranteed period to make a claim against the Seller

                                           Translation from Russian into English

provided observance all requirements to acceptance and storage of the given kind of the goods.
14.2. The Parties accept the following document as a justified ground for the claim:
Regarding quality: expertise certificate issued by competent authorities of the Buyer's country.
14.3.   The Seller shall react to the claim during 15 days.
14.4. If there is no reaction of the Seller during the stated above period, the claim shall be considered accepted.
14.5. If the claim is accepted, the Seller shall during 5 bank days of the claim acceptance transfer the reclamation charge to the Buyer and send him by fax a copy of SWIFT.
14.6. If the Parties fail to come to the mutual understanding and the goods in question are subject to return, the Seller shall return the goods at its expense and by its transport facilities.
14.7. If the Parties fail to come to the mutual understanding and the goods in question are subject to return, the Buyer shall include to the reclamation charge the following expenses:
14.7.1. Customs duties paid under the customs clearance.
14.7.2. Cost of loading operations.
14.7.3. Storage charge.
14.8. Claims shall be justified and supported by appropriate documents confirming the origin of expenses.
14.9. Charges under the claims shall be converted in the currency of the present Contract -- US dollars according to the current exchanging rate.
14.10. If the Seller infringes the exclusive right of the Buyer to sell the goods on the territory of Republic of Byelorussia according to the provisions of the present Contract, the Seller shall pay the Buyer a penalty to the extent of 10% from the total value of the present Contract.


15.     RELIABILITIES OF THE PARTIES
15.1. In case of infringement of the present Contract conditions, the responsible Party shall indemnify the unsatisfied Party for losses including expected profit in a manner provided by the current legislation.
15.2. In case of the delay in the goods shipment through the Seller's fault, videlicet when the delay is more than 7 days of the date of money transfer by the Buyer on the Seller's account, the Buyer has the right to cancel unilaterally the present Contract and to demand immediately returning of the advanced payment and in this case the Seller shall bear bank charges for the transfer. Advanced payment shall be returned to the Buyer within 10 days. Moreover the Seller shall pay a penalty to the extent of 5% from the advance value.
15.3. In case of infringement of the terms of advance returning, the Seller shall pay the Buyer a penalty to the amount of 0.2% from the advance value for each day of the delay.
15.4. In case of delivery of the substandard goods, the Seller shall compensate the Buyer the cost of the inadequate goods, penalty to the extent of 10% from the invoiced value of the substandard goods as well as expenses arisen through the goods storage during the period of reclamation or/and claim.

                                           Translation from Russian into English


16.     DISPUTES SETTLEMENT
16.1. The Parties agree to settle all disputes arisen under the present Contract by means of bilateral negotiations.
16.2. If the Parties fail to come to the mutual understanding or if one from the Parties refuses to satisfy justified claims of the other one, the unsatisfied Party has the right to refer to the Higher Economic Court of the Republic of Byelorussia.
16.3. The procedure and correspondence of the court examination shall be performed in Russian. The present Contract is governed under the legislation of the Republic of Byelorussia.
16.4.   The award of the stated above court is final and binding upon both
Parties.


17.     VALIDITY OF THE CONTRACT
17.1. The present Contract comes into force upon its signing by the Parties and remains in force until the complete fulfillment but in any case till December 31, 2002 inclusive.


18.     MODIFICATION OF TERMS AND CONDITIONS OF THE PRESENT CONTRACT
18.1. Any modifications and annexes to the present Contract come to force providing they are made in written form and signed by authorized representatives of the Parties.
18.2. Any Party has the right to assign its rights and obligations under the present Contract to the third Party without written consent of the other Party.


19.     SPECIAL CONDITIONS
19.1.   If need be they shall be specified in additional agreements.


20.     OTHER CONDITIONS
20.1. The present Contract is drawn up in two original copies in the Russian language, one copy for every Party.
20.2. In cases non-stipulated by the present Contract the Parties shall be guided by the legislation of the Republic of Byelorussia.
20.3. Upon signing the present Contract shall replace all previous negotiations, letters, and agreements regarding the questions under the Contract.


21.     FORCE MAJOR
21.1. The Parties shall be indemnified for partial or complete non-fulfillment of the obligations under the present Contract if this non-fulfillment comes as a result of exceptional circumstances that are beyond the Parties control.
21.2.   As exceptional circumstances should be considered the following points:
21.2.1. Fire.
21.2.2. Flood.
21.2.3. Earthquake.
21.2.4. Other calamities.

                                           Translation from Russian into English


21.2.5. Wars.
21.2.6. Embargo.
21.2.7. All other acts and circumstances that directly affected on the fulfillment of the obligations under the present Contract and that are recognized by the competent Arbitration Commission as exceptional circumstances.
21.3. In this case the term of complete or partial fulfillment of the present Contract shall be postponed according to Force Major duration. In this case penalty sanctions shall not be imposed and no Party has the right to claim for indemnity.
21.4. If Force Major circumstances last more than 30 days, the Parties have the right to cancel the present Contract and claim for the final settlement between the Parties.
21.5. The Party shall in writing inform the other one about Force Major circumstances no later than seven days of the beginning date.
21.6. The Party under Force Major shall grant to the other one the certificate confirming the stated above circumstances issued by the CCI or other competent authority of the country.
21.7. Non-fulfillment of the stated above provision shall deprive the Party to refer to Force Major circumstances.


22. JURIDICAL ADDRESSES AND BANK REQUISITES ON TIME OF SIGNING THE PRESENT CONTRACT
22.1.   THE SELLER: PCF "Asconi" Ltd.
Juridical address: Moldova, Chisinau District, Puhoi village, fiscal code 231582 Bank Requisites: CITIBANK, NEW YORK, USA
CITIBANK, NEW YORK, USA, SWIFT; CITIUS 33
Universalbank, Chisinau, Moldova, SWIFT: UNVBMD2X
In favor: SRL Asconi Ac. 22240001016840

22.2.   THE BUYER: IE "Hordex"
Juridical address: Republic of Byelorussia, Minsk, 50 Knorin str., bl. 25, of
304
Currency account No. 3012302546016 and current currency account No.
3012302545017
With JSCB "Slavneftebank" Ltd., Minsk, code 108,
YHH 100571746, OKIIO 14615751.
22.3. The Parties undertake to inform immediately each other in writing if there are changes in the information stated in art.22 of the present Contract.


THE SELLER:                                                 THE BUYER:
PCF "Asconi" Ltd                                            IE "Hordex"

                                    [SEAL]

This translation has been performed at the translation office "INTACT-SERVICE" SRL.